Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report to the Board of Directors of Johnson & Higgins dated March 11, 1997 included in Marsh & McLennan's Form 8-K filed with the Commission on April 7, 1997 and to all references to our Firm included in this registration statement.

                                               /s/ Arthur Andersen LLP
                                               Arthur Andersen LLP

May 30, 1997
New York, New York